UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

The Procter & Gamble Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Friends of P&G,

Today, we issued the next letter in our series of letters to P&G shareholders about the ongoing proxy contest with Trian Partners. The purpose of these letters is to help P&G shareholders – which include many of you – make an informed decision as they vote their proxy cards between now and our Annual Shareholder Meeting on October 10. You can find additional information at voteblue.pg.com.

P&G is on the right track. Since November 1, 2015, P&G has delivered total shareholder return (“TSR”) of 27% — well above the vast majority of peers selected by Trian throughout that same time period.1 P&G also outperformed the S&P 500, which delivered a TSR of 24% in that same timeframe.2 Please note that the weighted average return of the companies where Mr. Peltz serves as a Board member has been only 8%. Only one of these companies, Mondelez International, is a large, multinational company. The returns there have been a NEGATIVE 3%.

We believe Mr. Peltz initiated the proxy contest to satisfy his own agenda and meet the expectations of his limited partners. What’s best for P&G right now is balance and focus. P&G will not benefit from change for the sake of change. Now is the time to build on our momentum, and prevent anything from derailing the work that is delivering improvement. We strongly believe it is in the best interest of our Company, our shareholders, and each of us who care about P&G and the communities in which we live and work, to vote the Blue Proxy Card.

There’s a line of P&G blue that connects every one of us. We ask for your support to Vote Blue so that we can continue to deliver on our plan that is working.

Thank you for your continued support.

Sincerely,

David Taylor
Chairman of the Board, President and Chief Executive Officer

[1]	Beiersdorf, Church & Dwight, Clorox, Colgate-Palmolive, Edgewell Personal Care, Henkel, Kimberly-Clark, L’Oreal, Reckitt Benckiser, Unilever
[2]	Source: Market data as of August 9, 2017

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A and form of associated BLUE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2017 Annual Meeting of Shareholders (the “Definitive Proxy Statement”). The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2017 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Definitive Proxy Statement. Details concerning the nominees of the Company’s Board of Directors for election at the 2017 Annual Meeting are included in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the Definitive Proxy Statement and other relevant documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at http://www.pginvestor.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.